EXHIBIT 21


                SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


                    Psychrometric Systems, Inc.
                    Incorporated in Nevada

                    Global Water Technologies Foreign Sales Corporation, Inc. Incorporated in St. Thomas, V.I.

                    Advanced Oxidation Technologies, Inc.
                    Incorporated in Nevada